REVOLVING LOAN PROMISSORY NOTE

$1,000,000.00	May 12, 2006

FOR VALUE RECEIVED, FINANCIAL SERVICES INCORPORATED , a corporation organized and existing under the laws of The Commonwealth of Dominica (the “Borrower”), promises to pay to the order of MAPCASH HOLDINGS, LLC, a New York limited liability company (“Lender”), the principal sum of One Million Dollars ($1,000,000.00) (the “Principal Sum”), or so much of the Principal Sum as is outstanding from time to time.

1.         Advances and Re-advances. Until the Lender shall call this Note for repayment, the Lender shall make advances to the Borrower of all or any portion of the Principal Sum from time to time as requested by the Borrower. Until the Lender shall call this Note for repayment, the Borrower shall have the right to repay all or any portion of the Principal Sum from time to time and request re-advances of all or any portion of the Principal Sum, provided that the total amount outstanding at any time shall not exceed the Principal Sum plus accrued Base Interest for one month. Each such advance shall be recorded on a ledger maintained by the Lender and attached to this Note.

2.         Base Interest and Payments. Commencing on the date of each advance of the Principal Sum, and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at 15% per annum (“Base Interest”).

3.         Payments and Maturity. Accrued interest on the unpaid balance of the Principal Sum shall be due and payable on the first day of each January, April, July and October after the date hereof. The full outstanding balance of the Principal Sum together with all accrued and unpaid Base Interest, Default Interest and other amounts due hereunder shall be payable ON DEMAND.

4.         Application and Place of Payments. All payments made on account of this Note shall be applied (a) first, to the payment of any late charges, costs or expenses then due hereunder, (b) second, to the payment of accrued and unpaid Default Interest then due hereunder, (c) third, to the payment of accrued and unpaid Base Interest due hereunder, and (d) fourth, to the total payment of the unpaid Principal Sum due hereunder. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

5.         Prepayment.  The Borrower may prepay the unpaid Principal Sum in whole or in part, at any time or from time to time, without premium or penalty.

6.         Events of Default. The following shall constitute “Events of Default” hereunder: (a) The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note which failure or breach continues for more than ten days after written notice thereof to the Borrower from the Lender; and (b) If the Borrower becomes insolvent or has cumulative judgments against it in the amount of $5,000 or more (exclusive of this Note).

7.         Remedies. Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

8.         Expenses. The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, all attorneys’ fees and expenses and all court costs.

9.         Miscellaneous. Each right, power, and remedy of the Lender as provided for in this Note, or now or hereafter existing under any applicable law or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

10.       Partial Invalidity. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

11.       Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

12.       Governing Law. The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the State of New York as the same may be in effect from time to time.

13.       Waiver of Trial by Jury. The Borrower hereby waives trial by jury in any action or proceeding to which the Borrower and the Lender may be parties, arising out of or in any way pertaining to this Note. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Note.

14.       Binding Effect. This Note shall be binding upon the Borrower and each of the Borrower’s successors and assigns.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal as of the date first written above.

BORROWER:

FINANCIAL SERVICES, INC

By:	/s/ Robert Tonge (SEAL)